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                                                                EXHIBIT 23



                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration State-ments on Form S-8 (Nos. 333-70862, 333-45750, 333-88899, 333-43117, 333-22323,
33-56145, 33-56147, 33-39558, and 2-92975) of Charming Shoppes, Inc. of our
report dated June 15, 2001 relating to the financial statements of Lane Bryant, Inc., which appears in the Current Report on Form 8-K of Charming Shoppes, Inc. dated August 16, 2001.



/s/PricewaterhouseCoopers LLP


Columbus, Ohio
October 26, 2001